EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Post-effective Amendment No. 1 to Form S-8 pertaining to the Greenville Federal Financial Corporation Amended and Restated 2006 Equity Plan of our report dated September 17, 2007, with respect to the consolidated financial statements of Greenville Federal Financial Corporation, which appears in the Annual Report on Form 10-KSB for the year ended June 30, 2007.
/s/ BKD LLP
Cincinnati, Ohio
August 18, 2008